As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4946844
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of Principal Executive Offices, Zip Code)

Amended and Restated 89bio, Inc. 2019 Equity Incentive Plan

89bio, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plans)

Rohan Palekar

Chief Executive Officer

89bio, Inc.

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Name and address of agent for service)

(415) 432-9270

(Telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr

Branden C. Berns

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, CA 94111

(415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by 89bio, Inc. (the “Registrant”), relating to (i) 3,730,775 additional shares of its common stock, par value $0.001 per share (the “Common Stock”), available for issuance pursuant to the Amended and Restated 89bio, Inc. 2019 Equity Incentive Plan and (ii) 932,693 additional shares of Common Stock available for issuance pursuant to the 89bio, Inc. 2019 Employee Stock Purchase Plan. The information contained in the Registrant’s registration statements on Form S-8 filed on December 18, 2019 (SEC File No. 333-235577), March 18, 2020 (SEC File No. 333-237263), March 25, 2021 (SEC File No. 333-254683), March 24, 2022 (SEC File No. 333-263838), and March 15, 2023 (SEC File No. 333-270544), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2019).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2023).

4.3	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 14, 2023).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	Amended and Restated 89bio, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A filed on October 28, 2019).

99.2	89bio, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A filed on October 28, 2019).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 7, 2024.

89bio, Inc.

By:	/s/ Rohan Palekar
Name:	Rohan Palekar
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rohan Palekar and Ryan Martins, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Rohan Palekar Rohan Palekar	Chief Executive Officer (Principal Executive Officer)	March 7, 2024

/s/ Ryan Martins Ryan Martins	Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2024

/s/ Steven Altschuler, M.D. Steven Altschuler, M.D.	Director	March 7, 2024

/s/ Derek DiRocco, Ph.D. Derek DiRocco, Ph.D.	Director	March 7, 2024

/s/ Michael Hayden, M.B., Ch.B, Ph.D. Michael Hayden, M.B., Ch.B, Ph.D.	Director	March 7, 2024

/s/ Kathleen D. LaPorte Kathleen D. LaPorte	Director	March 7, 2024

/s/ Edward Morrow Atkinson III Edward Morrow Atkinson III	Director	March 7, 2024

/s/ Lota Zoth Lota Zoth	Director	March 7, 2024